UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota (State of incorporation or organization)	20-1811472 (I.R.S. Employer Identification no.)

5500 Cenex Drive Inver Grove Heights, Minnesota (Address of principal executive offices)	55077 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐
Securities Act registration statement file number to which this form relates: 333-136279
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
A description of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be registered under this registration statement is set forth under the caption “Description of capital stock” in the prospectus constituting part of the registrant’s Registration Statement on Form S-1 (File No. 333-136279) originally filed on August 3, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as amended on September 20, 2006, September 26, 2006, October 27, 2006, November 9, 2006, November 14, 2006, November 27, 2006 and November 29, 2006, respectively, and as may be further amended from time-to-time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the registrant pursuant to rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall also be deemed to be incorporated by reference herein.
Item 2. Exhibits
Under the Instructions as to Exhibits with respect to the Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with The NASDAQ Stock Market LLC and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

US BIOENERGY CORPORATION

By:	/s/ Gregory S. Schlicht
	Name:	Gregory S. Schlicht
	Title:	Vice President and General Counsel

Date: December 11, 2006